Exhibit 99.1

NEWS RELEASE

EDITORIAL CONTACTS:	INVESTOR CONTACTS:

Drew Prairie	Mike Haase
(512) 602-4425	(408) 749-3124
drew.prairie@amd.com	mike.haase@amd.com

AMD Reports Third Quarter Results

– 18 Percent Sequential Revenue Increase Driven by Record

Microprocessor Unit Shipments and Increased Graphics Segment Revenue –

SUNNYVALE, Calif. — Oct. 18, 2007 — AMD (NYSE: AMD) today reported third quarter 2007 revenue of $1.632 billion, an 18 percent increase compared to the second quarter of 2007 and a 23 percent improvement compared to the third quarter of 20061. In the third quarter, AMD reported an operating loss of $226 million, and a net loss of $396 million, or $0.71 per share. Third quarter results include a negative impact of $120 million, or $0.22 per share, due to ATI acquisition-related, integration and severance charges and impairment of assets. In the second quarter of 2007, AMD reported revenue of $1.378 billion and an operating loss of $457 million. In the third quarter of 2006, AMD reported revenue of $1.328 billion and operating income of $121 million.

“We are encouraged by the progress we made in our third quarter financial results. We delivered a strong revenue increase, gained 8 percentage points of gross margin and reduced our operating loss by more than half,” said Robert J. Rivet, AMD’s Chief Financial Officer. “We sold a record number of microprocessors through our distribution channel and began revenue shipments of Quad-core AMD Opteron™ processors in the quarter.

“Graphics segment revenue increased 29 percent sequentially, as customers increasingly adopted AMD’s new ATI Radeon HD™ 2000 series of graphics processors.”

Third quarter charges of $120 million consisted of ATI acquisition-related, integration and severance charges of $78 million and asset impairments of $42 million associated with our ownership of Spansion, Inc. common stock.

[1]

As a result of the acquisition of ATI, 2006 financial results only include the results of the former ATI operations from October 25 through December 31, 2006. Therefore, financial results for the third quarter 2007 do not correlate directly to those for the third quarter 2006.

($ millions)	Q3-07	Q2-07	Q3-06[1]
Revenue	$1,632	$1,378	$1,328
GAAP Operating income (loss)	$(226)	$(457)	$121
Acquisition-related, integration and severance charges (ARC)	$78	$94	$6
Non-GAAP Operating income (loss) [2] [3]	$(148)	$(363)	$127

Third quarter 2007 gross margin was 41 percent, compared to 33 percent in the second quarter of 2007 and 51 percent in the third quarter of 2006. The increase from the prior quarter was due to increased microprocessor unit shipments, manufacturing efficiencies, improved inventory management, and a richer product mix in the Computing Solutions and Graphics segments.

Computing Solutions

Third quarter Computing Solutions segment revenue was $1.283 billion, a 17 percent sequential increase. The increase was driven primarily by a 19 percent increase in microprocessor revenue. Microprocessor unit shipments increased 16 percent sequentially. Mobile processor unit shipment growth remained strong, increasing 41 percent sequentially and 68 percent year-over-year.

Graphics

Graphics segment revenue of $252 million grew 29 percent from the second quarter of 2007. The success of the new ATI Radeon HD 2000 series of graphics processors led to increased unit shipments and revenue.

Consumer Electronics

Third quarter Consumer Electronics segment revenue was $97 million, compared with $85 million in the second quarter of 2007 driven by improved handheld unit sales and increased game console royalties.

[2]

In this press release, AMD has provided non-GAAP financial measures for operating income (loss) to reflect its financial results without acquisition-related, integration and severance charges. Management believes this non-GAAP presentation makes it easier for investors to compare current and historical period operating results.

[3]	Includes stock-based compensation expense.

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Current Outlook

AMD’s outlook statements are based on current expectations. The following statements are forward looking, and actual results could differ materially depending on market conditions and the factors set forth under “Cautionary Statement” below.

In the seasonally up fourth quarter, AMD expects revenue to increase in line with seasonality.

Additional Highlights

•	AMD introduced the world’s most advanced x86 processor, the Quad-Core AMD Opteron processor.

•	HP, Lenovo, NEC, Packard Bell, Samsung and Toshiba introduced new AMD platforms featuring the combination of AMD processors and the AMD690 chipset.

•	Dell, HP, Lenovo, and Toshiba, among others, began offering desktop and notebook systems featuring the ATI Radeon HD 2000 series of graphics processors.

•

AMD was named Best-in-Class Supplier for Standard Silicon in Sun Microsystems’ 2007 Supplier Awards program, was also awarded CMP Channel’s VAR Business 2007 Tech Innovator of the Year award for the server category, and AMD’s quad-core processor technology won 2007 Best of VMworld Awards for the Green Computing category.

•	AMD licensed graphics technology to Freescale Semiconductor and Qualcomm.

•

AMD completed a $1.5 billion convertible debt offering and used the net proceeds, together with available cash, to repay in full the $1.7 billion outstanding balance of the term loan used to acquire ATI.

AMD Teleconference

AMD will hold a conference call for the financial community at 2:00 p.m. PT (5:00 p.m. ET) today to discuss third quarter financial results. AMD will provide a real-time audio broadcast of the teleconference on the Investor Relations page of its web site at www.amd.com. The webcast will be available for 10 days after the conference call.

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About AMD

Advanced Micro Devices (NYSE: AMD) is a leading global provider of innovative processing solutions in the computing, graphics and consumer electronics markets. AMD is dedicated to driving open innovation, choice and industry growth by delivering superior customer-centric solutions that empower consumers and businesses worldwide. For more information, visit www.amd.com.

Cautionary Statement

This release contains a forward-looking statement concerning revenue for the fourth quarter of 2007 which is made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as “would,” “may,” “expects,” “believes,” “plans,” “intends,” “projects,” and other terms with similar meaning. Investors are cautioned that the forward-looking statements in this release are based on current beliefs, assumptions and expectations, speak only as of the date of this release and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Risks include the possibility that Intel Corporation’s pricing, marketing and rebating programs, product bundling, standard setting, new product introductions or other activities targeting the company’s business will prevent attainment of the company’s current plans; the company will require additional funding and may not be able to raise funds on favorable terms or at all; the company’s cost reduction efforts will not be effective; customers stop buying the company’s products or materially reduce their operations or demand for its products; the company will be unable to develop, launch and ramp new products and technologies in the volumes and mix required by the market and at mature yields on a timely basis; the company’s competitors, customers and suppliers may take actions that will negate the anticipated benefits of the company’s acquisition of ATI; demand for computers and consumer electronics products and, in turn, demand for the company’s products will be lower than currently expected; global business and economic conditions will worsen, resulting in lower than currently expected revenue in the fourth quarter of 2007 and beyond; there will be unexpected variations in market growth and demand for the company’s products and technologies in light of the product mix that it may have available at any particular time or a decline in demand; the company will be unable to transition to advanced manufacturing process technologies in a timely and effective way, consistent with planned capital expenditures; the company will be unable to maintain the level of investment in research and development and capacity that is required to remain competitive; and the company will be unable to obtain sufficient manufacturing capacity or

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components to meet demand for its products or will under-utilize its microprocessor manufacturing facilities. Investors are urged to review in detail the risks and uncertainties in the company’s Securities and Exchange Commission filings, including but not limited to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2007.

AMD, the AMD Arrow logo, AMD Opteron, and combinations thereof, and ATI, the ATI logo, and Radeon are trademarks of Advanced Micro Devices, Inc. Other names are for informational purposes only and used to identify companies and products and may be trademarks of their respective owners.

ADVANCED MICRO DEVICES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Millions except per share amounts and percentages)

	Quarter Ended			Nine Months Ended
	Sept. 29, 2007	June 30, 2007	Oct. 1, 2006	Sept. 29, 2007	Oct. 1, 2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net revenue	$1,632	$1,378	$1,328	$4,243	$3,876
Cost of sales	963	917	645	2,766	1,724

Gross margin	669	461	683	1,477	2,152
Gross margin %	41%	33%	51%	35%	56%
Research and development	467	475	277	1,374	820
Marketing, general and administrative	352	365	279	1,052	844
Amortization of acquired intangible assets and integration charges	76	78	6	238	6

Operating income (loss)	(226)	(457)	121	(1,187)	482
Interest income	19	19	31	54	94
Interest expense	(95)	(99)	(18)	(272)	(59)
Other income (expense), net	(1)	(9)	(2)	(8)	(15)

Income (loss) before minority interest, equity in net loss of Spansion Inc. and other and income taxes	(303)	(546)	132	(1,413)	502
Minority interest in consolidated subsidiaries	(9)	(9)	(7)	(26)	(20)
Equity in net loss of Spansion Inc. and other	(57)	(13)	(10)	(86)	(40)

Income (loss) before income taxes	(369)	(568)	115	(1,525)	442
Provision (benefit) for income taxes	27	32	(21)	82	32

Net income (loss)	$(396)	$(600)	$136	$(1,607)	$410

Net income (loss) per common share
Basic	$(0.71)	$(1.09)	$0.28	$(2.92)	$0.86
Diluted	$(0.71)	$(1.09)	$0.27	$(2.92)	$0.82

Shares used in per share calculation
Basic	554	552	486	551	478
Diluted	554	552	497	551	497

ADVANCED MICRO DEVICES, INC.

CONSOLIDATED BALANCE SHEETS

(Millions)

	Sept. 29, 2007	June 30, 2007	Dec. 31, 2006*
	(Unaudited)	(Unaudited)
Assets
Current assets:
Cash, cash equivalents and marketable securities	$1,528	$1,594	$1,541
Accounts receivable, net	682	648	1,140
Inventories	839	892	814
Prepaid expenses and other current assets	432	410	443
Deferred income taxes	62	54	25

Total current assets	3,543	3,598	3,963
Property, plant and equipment, net	4,725	4,575	3,987
Goodwill	3,165	3,180	3,217
Investment in Spansion Inc.	—	326	371
Acquisition related intangible assets, net	994	1,065	1,207
Other assets	507	480	402

Total Assets	$12,934	$13,224	$13,147

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,064	$985	$1,338
Accrued compensation and benefits	198	192	177
Accrued liabilities	833	768	716
Deferred income on shipments to distributors	106	92	169
Current portion of long-term debt and capital lease obligations	218	219	125
Other current liabilities	283	220	327

Total current liabilities	2,702	2,476	2,852
Deferred income taxes	32	56	31
Long-term debt and capital lease obligations, less current portion	5,117	5,318	3,672
Other long-term liabilities	650	610	517
Minority interest in consolidated subsidiaries	308	292	290
Stockholders’ equity:
Capital stock:
Common stock, par value	6	6	5
Capital in excess of par value	5,280	5,237	5,316
Retained earnings (deficit)	(1,328)	(932)	308
Accumulated other comprehensive income	167	161	156

Total stockholders’ equity	4,125	4,472	5,785

Total Liabilities and Stockholders’ Equity	$12,934	$13,224	$13,147

*	Amounts as of December 31, 2006 were derived from the December 31, 2006 audited financial statements.

ADVANCED MICRO DEVICES, INC.

SELECTED CORPORATE DATA

(Unaudited)

(Millions except headcount and percentages)

	Quarter Ended			Nine Months Ended
	Sept. 29, 2007	June 30, 2007	Oct. 1, 2006	Sept. 29, 2007	Oct. 1, 2006
Segment Information (1)
Computing Solutions (2)
Net revenue	$1,283	$1,098	$1,328	$3,299	$3,880
Operating income (loss)	$(112)	$(258)	$167	$(691)	$615
Graphics (3)
Net revenue	252	195	—	644	—
Operating income (loss)	(3)	(50)	—	(88)	—
Consumer Electronics (4)
Net revenue	97	85	—	300	—
Operating income (loss)	(3)	(22)	—	(29)	—
All Other (5)
Net revenue	—	—	—	—	(4)
Operating income (loss)	(108)	(127)	(46)	(379)	(133)
Total AMD
Net revenue	$1,632	$1,378	$1,328	$4,243	$3,876
Operating income (loss)	$(226)	$(457)	$121	$(1,187)	$482

Other Data
Depreciation & amortization (excluding amortization of acquired intangible assets)	$263	$255	$200	$761	$567
Capital additions	$419	$414	$425	$1,419	$1,191
Headcount	16,498	16,719	11,609	16,498	11,609

Adjusted EBITDA (6)	$60	$(143)	$333	$(279)	$1,068

(1)	Starting in Q406, the Company no longer allocates employee stock-based compensation and profit sharing expenses to its segments. These expenses are recorded in the All Other category. Prior period information has been restated to conform to current period presentation.
(2)	Computing Solutions segment includes what was formerly the Computation Products segment and the Embedded Products segment as well as revenue from sales of chipsets sold by ATI prior to AMD’s acquisition of ATI.
(3)	Graphics segment includes graphics, video and multimedia products developed for use in desktop and notebook computers, including home media PCs, professional workstations and servers.
(4)	Consumer Electronics segment includes products and revenue related to mobile phones and PDAs, digital televisions and other consumer electronics and revenue for royalties received in connection with sales of game console systems that incorporate the Company’s products.
(5)	All Other category includes employee stock-based compensation expense, profit sharing expense, certain operating expenses and credits that are not allocated to the operating segments, and Personal Internet Communicator (PIC) related activities in Q306 and for nine months ended Q306. Also included in this category are the ATI acquisition-related, integration, and severance charges. Details of the ATI acquisition-related, integration and severance charges and employee stock-based compensation expense are shown below.

ATI acquisition-related, integration and severance charges:

	Quarter Ended			Nine Months Ended
	Q307	Q207	Q306	Q307	Q306
Amortization of acquired intangible assets	$71	$71	$—	$213	$—
Integration charges	5	7	6	25	6

ATI acquisition-related and integration charges	$76	$78	$6	$238	$6
Severance	2	16	—	18	—

Total	$78	$94	$6	$256	$6

Employee stock-based compensation expense:

	Quarter Ended			Nine Months Ended
	Q307	Q207	Q306	Q307	Q306
Cost of sales	$2	$2	$2	$6	$6
Research and development	14	14	6	42	17
Marketing, general and administrative	11	15	9	38	27

	$27	$31	$17	$86	$50

(6)	Reconciliation of Net income (loss) to Adjusted EBITDA*

	Quarter Ended			Nine Months Ended
	Q307	Q207	Q306	Q307	Q306
Net income (loss)	$(396)	$(600)	$136	$(1,607)	$410
Depreciation and amortization	263	255	200	761	567
Amortization of acquired intangible assets	71	71	—	213	—
Interest expense	95	99	18	272	59
Provision (benefit) for income taxes	27	32	(21)	82	32

Adjusted EBITDA	$60	$(143)	$333	$(279)	$1,068

*	The Company defines Adjusted EBITDA as net income (loss) adjusted for depreciation and amortization, amortization of acquired intangible assets, interest expense and taxes. The Company calculated and communicated Adjusted EBITDA because management believes it is of interest to investors and lenders in relation to its overall capital structure and its ability to borrow additional funds. The Company’s calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the U.S. GAAP operating measure of net income or U.S. GAAP liquidity measures of cash flows from operating, investing and financing activities. In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.